EXHIBIT 14(A)

   CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the reference to our firm under the caption "Financial Highlights" in the Combined Prospectus/Proxy Statment (Form N-14) and to the use of our reports dated July 14, 2004, included in the Armada Funds 2004 Annual Reports to shareholders, incorporated by reference in this Combined Prospectus/Proxy Statement of the Armada Funds.


                                                  /s/ Ernst & Young LLP
                                                  ------------------------------
                                                  Ernst & Young LLP

Philadelphia, Pennsylvania
August 26, 2004